As filed with the Securities and Exchange Commission on May[—], 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lombard Medical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	3841	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4 Trident Park

Didcot

Oxfordshire OX11 7HJ

United Kingdom

+44 20 1235 750800

(Address, Including ZIP Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lombard Medical, Inc. Share Option Plan

(Full title of the plan)

Lombard Medical Technologies, Inc.

15420 Laguna Canyon Road

Suite 260

Irvine, CA 92618

(Name, Address, Including ZIP Code, of Agent for Service)

Kristian Wiggert

Brian Rosenzweig

Covington & Burling LLP

265 Strand

London WC2R 1BH

United Kingdom

+44 20 7067 2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Ordinary Shares, $0.01 par value per share, to be issued under the Lombard Medical, Inc. Share Option Plan	1,438,391	$11.44 (2)	$16,461,642.00 (2)	$2,120.26
Ordinary Shares, 0.01 par value per share, reserved for issuance pursuant to stock option awards outstanding under the Lombard Medical, Inc. Share Option Plan	0	$0.00 (3)	$0.00 (3)	$0.00
Total	1,438,391	N/A	$16,461,642.00	$2,120.26

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) Ordinary Shares $0.01 par value per share, (“Ordinary Shares”), of Lombard Medical, Inc. (the “Registrant”), issuable pursuant to the Lombard Medical, Inc. Share Option Plan (the “Plan”); and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Ordinary Shares that become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction.
(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the weighted average per share exercise price of the options outstanding under the Plan.
(3)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for an Ordinary Share on the NASDAQ Global Market on May 27, 2014.
(4)	Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

(a) The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act on April 25, 2014, relating to the registration statement on Form F-1, as amended (File No. 333-194461), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the prospectus referenced to in (a) above.

(c) The description of the Registrant’s ordinary shares which is contained in the Registrant’s registration statement on Form 8-A (Registration No.001-36402), dated April 7, 2014, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; provided, however, that documents and reports, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our current and former officers and directors out of our assets against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own fraud or dishonesty.

Our amended and restated memorandum and articles of association provide:

The Directors, Secretary and other officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number

4.1	Amended and Restated Memorandum and Articles of Association of Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 filed on March 31, 2014 (Registration No. 333-194461) including any amendments or supplements thereto).

5	Opinion of Conyers Dill & Pearman (Cayman) Limited (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereof)

99	Lombard Medical, Inc. Share Option Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s registration statement on Form F-1 filed on March 10, 2014 (Registration No. 333-194461) including any amendments and supplements thereto).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 30, 2014.

LOMBARD MEDICAL, INC.

By:	/S/ SIMON HUBBERT
Name:	Simon Hubbert
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Simon Hubbert and Ian Ardill, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ SIMON HUBBERT Simon Hubbert	Chief Executive Officer, Director (Principal Executive Officer)	May 30, 2014

/s/ IAN ARDILL	Chief Financial Officer (Principal Financial and Accounting Officer)	May 30, 2014
Ian Ardill

/s/ RAYMOND COHEN	Chairman	May 30, 2014
Raymond Cohen

/s/ TIMOTHY HAINES	Director	May 30, 2014
Timothy Haines

/s/ SIMON NEATHERCOAT	Director	May 30, 2014
Simon Neathercoat

/s/ CRAIG RENNIE	Director	May 30, 2014
Craig Rennie

/s/ JOHN RUSH	Director	May 30, 2014
John Rush

/s/ MICHAEL GIOFFREDI Michael Gioffredi	Authorized Representative in the United States	May 30, 2014

EXHIBIT INDEX

Exhibit Number

4.1*	Amended and Restated Memorandum and Articles of Association of Registrant.

5	Opinion of Conyers Dill & Pearman (Cayman) Limited (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereof)

99**	Lombard Medical, Inc. Share Option Plan

*	Previously filed with the Commission as Exhibit 3.1 to Amendment No. 1 to the Registrant’s registration statement on Form F-1 filed on March 31, 2014 (Registration No. 333-194461) including any amendments or supplements thereto, and incorporated herein by reference.
**	Previously filed with the Commission as Exhibit 10.1 to the Registrant’s registration statement on Form F-1 filed on March 10, 2014 (Registration No. 333-194461) including any amendments and supplements thereto, and incorporated herein by reference.